Exhibit 10.8

COLLATERAL ASSIGNMENT OF REVENUES AGREEMENT

THIS COLLATERAL ASSIGNMENT OF REVENUES AGREEMENT (the "Assignment") is made and entered into as of September 2, 2010, to be effective as of August 27, 2010 (the “Effective Date”), by and between THE ELECTRIC BEVERAGE COMPANY, INC., a Florida corporation (the "Manufacturer"); and BLUE GEM ENTERPRISE, INC., a Florida corporation (“Blue Gem”), each a “Party” and collectively the “Parties.”

BACKGROUND

The Parties, along with Title Beverage Distribution, Inc. (the “Distributor”) entered into that certain Amended Exclusive Distribution Agreement dated August 27, 2010, effective as of August 31, 2009 (the “Agreement”).

Capitalized terms in this Assignment shall have the meanings set forth in the Agreement unless otherwise indicated.

From May 1, through July 16, 2010, Blue Gem, on behalf of Distributor, paid $1,015,000 (the “Pre-Payment”), to Manufacturer in consideration for the pre-payment of certain Products which Manufacturer has agreed to produce and supply to Distributor or directly to certain customers subsequent to the date of such Pre-Payment (the “Pre-Paid Products”).

In paragraph 16(b)(i) of the Agreement, the Manufacturer agreed to assign revenues from certain Direct Orders, to Blue Gem as security for return of the Pre-Payment.

Manufacturer has now received and will continue to receive orders for the Pre-Paid Products from Publix Supermarkets, Inc. (“Publix”).

In order to induce Blue Gem to make the Pre-Payment, and as a condition to the making of the Pre-Payment and in consideration thereof, Manufacturer hereby covenants, warrants and agrees that the foregoing recitals are true and correct, and incorporated herein by this reference, and further agrees as follows:

1.  Assignment.  Manufacturer, as assignor, hereby unconditionally assigns, transfers and sets over unto Blue Gem, as assignee, all of its right, title and interest in any and all of the following, whether now or hereafter acquired:

All of Manufacturer's right, title and interest in and to any and all revenues generated from accounts receivable resulting from Direct Orders to Publix, and any and all other sales made directly by Manufacturer to Publix and agreements of any similar type or nature (collectively the “Publix Revenues”).

2.  Security for Assignment.  Manufacturer agrees to secure its obligation to assign the Publix Revenues to Blue Gem by directing Publix to make payments for the Direct Orders to a bank account over which only a representative of Blue Gem shall have signatory authority for purposes of disbursements from the account during the Term of this Assignment, as defined in paragraph 3 below.

3.  Term of Assignment.  This Assignment shall remain in effect until the Pre-Payment has been satisfied in full (i) by delivery of Pre-Paid Products to Blue Gem, (ii) by Blue Gem’s receipt of revenues from Direct Orders, (iii) by Blue Gem’s receipt of funds from Distributor from sales of Pledged Cases, or (iv) by a combination thereof, all as more particularly set forth in paragraphs 16(b) and (c) of the Agreement (the “Term”).  If at any time payment of any amounts paid under the Agreement or this Assignment are rescinded or must otherwise be restored or returned by Blue Gem upon the insolvency, bankruptcy or reorganization of Manufacturer or under any other circumstances, this Assignment shall continue to be effective or shall (if previously terminated) be reinstated, as the case may be, as if such payment had not been made, notwithstanding the release of this Assignment.

4.  Manufacturer’s Covenants.  Manufacturer covenants and agrees as follows:

4.1  Blue Gem shall not in any way be responsible for the performance of any obligations of Manufacturer under the Direct Orders, or for any failure to take any or all of the actions required of Manufacturer under the Direct Orders.  Manufacturer will make no claim against Blue Gem respecting the Direct Orders and shall defend and indemnify Blue Gem against any claims by third parties against Blue Gem alleging any liability of Blue Gem arising out of the Direct Orders.

4.2  Manufacturer will execute upon the request of Blue Gem any and all further documents, Assignments or instruments which Blue Gem deems appropriate or necessary to evidence or effectuate this Assignment or grant or confirm the right and authority assigned to Blue Gem hereunder, including without limitation any and all documents required by the bank where the account referred to in Section 3 above is established.

5.  Notices. All notices required or permitted by this Assignment shall be sent in writing to the other party by hand, over-night courier, telefax or registered or certified mail, postage paid, return receipt requested, as follows:

If to Manufacturer, to:

Robert Friedopfer
The Electric Beverage Company
4770 Biscayne Blvd., Suite 1460
Miami, FL 33137
Fax: 305-572-9851

If to Distributor, to:

Allan Sepe
Title Beverage Distribution, Inc.
12805 N.W. 42 Ave.
Opa-Locka, Florida, 33054
Fax: 305-572-9851

If to Blue Gem, to:

Allan Sepe
Blue Gem Enterprise, Inc.
12805 N.W. 42 Ave.
Opa-Locka, Florida, 33054
Fax: 305-_______________

The foregoing addresses and telefax numbers shall be deemed valid until the party whose address or telefax number is listed above notifies the other party in writing of any change thereto. Notice will be deemed to have been given on the date the notice has been delivered by hand or by over-night courier or sent by telefax, or the date which is three U.S. business days after deposit in the U.S. mail to the address or telefax number (as applicable) listed above for the party to whom it is sent.

6.           Parties' Relationship. Nothing contained in this Assignment shall be construed to create a partnership or joint venture between the parties or to make either party the agent of the other.

7.           Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of laws provisions.

8.           Assignment. This Assignment may not be assigned by Blue Gem without the written consent of Manufacturer, which may be granted or withheld in Manufacturer's sole and absolute discretion.

9.           Waiver. No waiver by either party hereto of any provision of this Assignment shall operate or be construed as a continuing waiver or as a waiver of any other provision hereof, whether or not similar, or as a waiver of any subsequent breach of any provision hereof. No waiver shall be binding unless executed in writing by the party making the waiver.

10.          Severability. Any provision of this Assignment which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 10, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Assignment invalid, illegal or unenforceable in any other jurisdiction. If any covenant is deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

11.           Submission to Jurisdiction. Each of the parties hereto consents to the jurisdiction of the state and federal courts located in Miami-Dade County, Florida, and irrevocably agrees that all actions or proceedings relating to this Assignment or any agreement or instrument executed hereunder shall be litigated in such forum, and each of the parties waives any objection which it may have based on improper venue or forum non-conveniens to the conduct of any such action or proceeding in any such forum and waives personal service of any and all process upon it, and consents to all such service of process made in the manner set forth in the notice section of this Agreement. Nothing contained in this Section 11 shall affect the right of either party to serve legal process on the other party in any other manner permitted by law.

12.           Attorneys’ Fees. In any judicial action, arbitration or proceeding between the parties hereto to enforce any of the provisions of this Assignment or in connection with the defending of such judicial action or proceeding brought by the other party hereto, regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the successful party in such legal action shall be entitled to receive from the unsuccessful party all costs, expenses and fees (including reasonable attorneys' fees) incurred by the successful party in connection with such action or proceeding, including any appeal thereto.

13.           WAIVER OF JURY TRIAL. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR RELATING TO THIS ASSIGNMENT.

14.           Counterparts. This Assignment may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Assignment or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Assignment signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date above first written to be effective as of the Effective Date.

MANUFACTURER:

THE ELECTRIC BEVERAGE COMPANY

By: /s/ Robert Friedopfer
Robert Friedopfer, CEO

BLUE GEM

BLUE GEM ENTERPRISE, INC.

By: /s/ Allan Sepe
Allan Sepe, CEO